EXHIBIT32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

          The undersigned, Ronald Christian Pellegrini Vasquez, the Chief Financial Officer of Chile Mining Technologies Inc. (the “Company”), DOES HEREBY CERTIFY that:

          1. The Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2011 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

          2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement the 21st day of February, 2012.

/s/ Ronald Christian Pellegrini Vasquez
Ronald Christian Pellegrini Vasquez
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Chile Mining Technologies Inc. and will be retained by Chile Mining Technologies Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.